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E-mail Sent to All Employees

Subject: LinkedIn + Microsoft: Changing the Way the World Works

Normally, I’m all for brevity, especially when using email, but I’m going to make an exception today as the news warrants some extra time for context and reflection.

December 15th, 2008, marked the first day of the best job I’ve ever had. My rationale for joining LinkedIn was simple: The opportunity to work with Reid Hoffman, a founder I greatly admired and respected; to join an extremely talented and dedicated team; and to massively scale LinkedIn’s membership and business, both of which had the potential to fundamentally transform the way the world connects to opportunity. Never in my wildest dreams, could I have imagined what would happen in the next 7½ years. Our team has grown from 338 people to over 10,000, our membership from 32M to over 433M and our revenue from $78M to over $3 billion.

Despite those accomplishments, we’ve only just begun to realize our full potential and purpose: Our mission to connect the world’s professionals to make them more productive and successful, and our vision to create economic opportunity for every member of the global workforce.

Today’s announcement, that LinkedIn will be combining forces with Microsoft, marks the next step in our journey together, the next stepping stone toward realizing our mission and vision, and in remaining CEO of the company, the next chapter in the greatest professional experience of my life.

No matter what you’re feeling now, give yourself some time to process the news. You might feel a sense of excitement, fear, sadness, or some combination of all of those emotions. Every member of the exec team has experienced the same, but we’ve had months to process. Regardless of the ups and downs, we’ve come out the other side knowing beyond a shadow of a doubt, this is the best thing for our company.

Let me explain why.

Every day I come to work, I’m primarily guided by two things:

First, realizing our mission and vision. While this has always been top of mind for me, it’s never been more so than now. Remember that dystopian view of the future in which technology displaces millions of people from their jobs? It’s happening. In the last three weeks alone, Foxconn announced it will replace 60,000 factory workers with robots, a former CEO of McDonald’s said given rising wages, the same would happen throughout their franchises, Walmart announced plans to start testing drones in its warehouses, and Elon Musk predicted fully autonomous car technology would arrive within two years.

Whether it’s worker displacement, the skills gap, youth unemployment, or socio-economic stratification, the impact on society will be staggering. I’ve said it on multiple occasions and believe it even more so every day: creating economic opportunity will be the defining issue of our time. That’s why I’m here and why I can’t imagine doing any other job. Simply put, what we do matters, and matters more than ever.

The second thing I focus on every day is making our culture and values come to life. Ten years ago, had you asked me about culture and values I would have rolled my eyes and recited a line from Dilbert. But when I started as CEO I began to appreciate just how important they were. Culture and values provide the foundation upon which everything else is built. They are arguably our most important competitive advantage, and something that has grown to define us. It’s one thing to change the world. It’s another to do it in our own unique way: Members first. Relationships matter. Be open, honest and constructive. Demand excellence. Take intelligent risks. Act like an owner.

That’s who we are. That’s LinkedIn.

I primarily focus on these two things, because that’s all I ever wanted when I was in your shoes: A clear sense of purpose and the opportunity to be successful in pursuit of that purpose. Thankfully, in my current role, I can actually do something about that.

In order to pursue our mission and vision, and to do so in a way consistent with our culture and values, we need to control our own destiny.

That, above all else, is the most important rationale behind today’s announcement.

At this point, some of you may be thinking this sounds completely counterintuitive: How will we be more likely to control our own destiny after being acquired? The answer lies in both the way in which the world has been evolving and the unique way in which this deal will be structured.

Imagine a world where we’re no longer looking up at Tech Titans such as Apple, Google, Microsoft, Amazon, and Facebook, and wondering what it would be like to operate at their extraordinary scale — because we’re one of them.

Imagine a world where we’re not reacting to the intensifying competitive landscape — we’re leading it with advantages most companies can only dream of leveraging.

Imagine a world where we’re not pressured to compromise on long-term investment, hesitant to disrupt ourselves, or hamstrung in the way we can reward and acquire new talent due to stock price concerns, but consistently investing intelligently toward the realization of our mission and vision.

And imagine a world where a global economic downturn doesn’t limit our ability to execute, but reinforces the essential quality of our purpose and actually strengthens our resolve when people need us most.

With today’s news, we won’t need to imagine any of it because it’s now our reality.

Some of you may be asking “Why Microsoft?”

Long before Satya and I first sat down to talk about how we could work together, I had publicly shared my thoughts on how impressive his efforts were to rapidly transition Microsoft’s strategy and culture. After all, it’s extremely rare to see a company of that scope and scale move so quickly to make fundamental changes.

The Microsoft that has evolved under Satya’s leadership is a more agile, innovative, open and purpose-driven company. It was that latter point that first had me thinking we could make this work, but it was his thoughts on how we’d do it that got me truly excited about the prospect.

When Satya first proposed the idea of acquiring LinkedIn, he said it was absolutely essential that we had alignment on two things: Purpose and structure. On the former, it didn’t take long before the two of us realized we had virtually identical mission statements. For LinkedIn, it was to connect the world’s professionals to make them more productive and successful, and for Microsoft it was to empower every individual and organization in the world to achieve more. Essentially, we’re both trying to do the same thing but coming at it from two different places: For LinkedIn, it’s the professional network, and for Microsoft, the professional cloud.

Both of us recognized that combining these assets would be unique and had the potential to unlock some enormous opportunities.

For example:

• Massively scaling the reach and engagement of LinkedIn by using the network to power the social and identity layers of Microsoft’s ecosystem of over one billion customers. Think about things like LinkedIn’s graph interwoven throughout Outlook, Calendar, Active Directory, Office, Windows, Skype, Dynamics, Cortana, Bing and more.

• Accelerating our objective to transform learning and development by deeply integrating the Lynda.com/LinkedIn Learning solution in Office alongside some of the most popular productivity apps on the planet (note: 6 of the top 25 most popular Lynda.com courses are related to Microsoft products).

• Realizing LinkedIn’s full potential to truly change the way the world works by partnering with Microsoft to innovate on solutions within the enterprise that are ripest for disruption, e.g., the corporate directory, company news dissemination, collaboration, productivity tools, distribution of business intelligence and employee voice, etc.

• Expanding beyond recruiting and learning & development to create value for any part of an organization involved with hiring, managing, motivating or leading employees. This human capital area is a massive business opportunity and an entirely new one for Microsoft.

• Giving Sponsored Content customers the ability to reach Microsoft users anywhere across the Microsoft ecosystem, unlocking significant untapped inventory.

• Redefining social selling through the combination of Sales Navigator and Dynamics.

• Leveraging our subscription capabilities to provide opportunities to the massive number of freelancers and independent service providers that use Microsoft’s apps to run their business on a daily basis.

And these are just some of the ideas that have been discussed since our first meeting.

Turning from purpose, we focused our attention on potential structure. I had no idea what Satya was going to propose, but knew how difficult acquisition integrations could be if not established the right way from the start.

Long story short, Satya had me at “independence.” In other words, his vision was to operate LinkedIn as a fully independent entity within Microsoft, a model used with great success by companies like YouTube, Instagram and WhatsApp. I would remain as CEO and report directly to him instead of a board. Together, along with Reid, Bill Gates, my former colleague Qi Lu, and new partner Scott Guthrie, we would partner on how best to leverage this extraordinary combination of assets while pursuing a shared mission. This, we both agreed, might not only be a structure that could work, it would be one in which both companies could thrive.

Now onto the most important question: What does this mean for you specifically as an employee of LinkedIn?

Given our ability to operate independently, little is expected to change: You’ll have the same title, the same manager, and the same role you currently have. The one exception: For those members of the team whose jobs are entirely focused on maintaining LinkedIn’s status as a publicly traded company, we’ll be helping you find your next play. In terms of everything else, it should be business as usual. We have the same mission and vision; we have the same culture and values; and I’m still the CEO of LinkedIn.

We’ll be able to address any additional questions you have at a special All Hands at 10:30am PT today. You can also find information about our investor webcast and FAQ on Cinco.

I wanted to conclude on a familiar note. One of the most memorable moments I’ve experienced at LinkedIn was ringing the bell at the NYSE. I remember the All Hands we had following the event like it was yesterday. During that meeting, we reinforced the fact that becoming public was not the end game, but rather a stepping stone in the process of our ultimate objectives. We finished the All Hands with two words that have become LinkedIn’s unofficial mantra: “Next play.” In other words, don’t dwell on the past, lingering for too long on a lesson learned, or the celebration of a special accomplishment, but rather focus on the task at hand. It’s a mantra that’s served us well.

So, here’s to the next stepping stone.

Next play.

Jeff

As part of this transaction, we will file relevant materials with the SEC, including a proxy statement on Schedule 14A. For more information about these filings and where to find them, see [Link to Legal Legend]

Additional Information and Where to Find It

In connection with the transaction described above, LinkedIn Corporation (the “Company”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at LinkedIn’s website (http://investors.linkedin.com) or by writing to LinkedIn Corporation, Investor Relations, 2029 Stierlin Court, Mountain View, California 94043.

The Company and its directors and executive officers are participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed with the

SEC on April 22, 2016. To the extent that holdings of the Company’s securities have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft and LinkedIn, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect LinkedIn’s business and the price of the common stock of LinkedIn, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of LinkedIn and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on LinkedIn’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of LinkedIn or Microsoft and potential difficulties in LinkedIn employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from LinkedIn’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us or against LinkedIn related to the merger agreement or the transaction, (viii) the ability of Microsoft to successfully integrate LinkedIn’s operations, product lines, and technology, and (ix) the ability of Microsoft to implement its plans, forecasts, and other expectations with respect to LinkedIn’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that Microsoft and LinkedIn file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft and LinkedIn assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.